EXHIBIT 10.54

                                OPTION AGREEMENT


         THIS OPTION AGREEMENT (the "Option Agreement") is made this 21th day of December 2001, by and between INETPURCHASING, INC., a Delaware corporation (hereinafter the "Corporation"), and VERTICAL COMPUTER SYSTEMS, INC., a Delaware corporation ("Vertical ").

                                    RECITALS

         The Corporation is in the business of providing Internet procurement services and products to governmental agencies (the "Business").

         Vertical desires to purchase and the Corporation desires to grant to Vertical an option to acquire a majority interest in the Corporation, under the terms provided in the Stock Purchase Agreement and Stockholder's Agreements, in the form attached hereto as Exhibits A and B respectively.

         IN CONSIDERATION of the foregoing and the mutual covenants set forth herein, and intending to be legally bound, the parties agree as follows:

             1. In exchange for the option price of ONE HUNDRED FORTY THOUSAND DOLLARS (US $140,000) payable in four (4) equal payments of THIRTY FIVE THOUSAND DOLLARS (US$35,000) on December 21, 2001, January 21, 2001, February 21, 2002 and March 21, 2002, the Corporation hereby grants to Vertical the option to purchase the stock of the Corporation according to the terms provided in the Stock Purchase Agreement and Stockholders Agreements, in the form attached hereto as Exhibits A and B respectively with the following exception:

             Secs.b.3.a through i (payment schedules) shall be deleted and replaced with:

             Sec.b.3.a: On or before April 1, 2002 (the Closing Date) the buyer shall deliver to the Corporation $1,000,000 in cash or marketable securities (which shall be defined as securities that may be immediately sold on a national stock exchange on the date of deliver to the Corporation) (the "CASH PORTION") (less the option payments ($140,000) plus 70,000 shares of the "Preferred Stock".

             2. Notwithstanding anything in the Stockholders Agreement to the contrary,

                    a. Vertical may pledge its stock in the Corporation as security for its capital raising efforts;

                    b. Upon execution of this Option Agreement, Vertical shall be permitted to appoint one (1) director to the Board of Directors of the Corporation;

                    c. The term "Sale Date," which is defined in Article 2, paragraph 1.b. of the Stockholders Agreement, shall be no later than September 30, 2002,"


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                    d.  During the period,  a  Supermajority,  as defined in the
                        Stockholders Agreement will be required for all "Major Decisions," as defined in the Stockholders Agreement.

                    e. All terms of the Stockholders Agreement, including those modified herein, shall be effective upon execution of this Option Agreement.

                    f. If any payment date is missed by more than 15 days this Option Agreement and the attached Stockholder's Agreement and Stock Purchase Agreements immediately become null and void and prior option payments are forfeited.

            3. The below options shall be issued one-half in the form of options pursuant to the Incentive Stock Option Plan of 1999 (the "Options") and one-half in the form of warrants ("Warrants") as set forth below

               a. Upon execution of this Agreement, Vertical agrees to issue Options at a strike price of $0.010 (the share price as of the date of the execution of this Option Agreement) pursuant to the Employment Agreements, as defined in the Stock Purchase Agreement, subject to a lock up provision which limits the sales of such stock to no more than one-quarter of such share for each month for a period of four months as follows:

                        (i)   Basil Nikas       1,500,000

                    a.  (ii)  Robin Mattern     1,500,000

                    b.  (iii) Wayne Savage        500,000

               b. Vertical shall promptly issue the Options and Warrants set forth in subparagraph (i)-(iii) below at a strike price equal to the closing price of the Vertical common stock on the date of January 6, 2002. In the event that Vertical does not acquire a majority interest in the Company, these Options and Warrants set forth in b (i), (ii), and (iii) shall be void and the holder of said warrants shall have no rights to purchase any Company common stock in connection with these Options or Warrants, as the case may be. The Options and Warrants to be issued in this subsection shall be issued as follows:

                                Holder               Stock Options    Warrants
                    ------------------------------------------------------------
                        (i)     Basil Nikas          2,250,000        3,750,000

                        (ii)    Robin Mattern        2,250,000        3,750,000

                        (iii)   Wayne Savage           750,000        1,250,000

                    c. Except as provided above, the strike price for the Option Agreement, the Stockholders Agreement and the Stock Purchase Agreement shall be that of the date of the signing of this Option Agreement. The terms of the executed Employment Agreements shall not be otherwise modified by this Option Agreement except as set forth herein.

         4. Notwithstanding anything in the Stock Purchase Agreement to the contrary, the Corporation shall deliver to Vertical:

                    a. A Certificate from the Secretary of State of Delaware reflecting the Corporation's good standing within 45 days;


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                    b.  A draft of the Amended  Articles of  Incorporation to be filed with the Delaware Secretary of State, as required by the Stock Purchase Agreement (within 45 days);

                    c. Within five (5) days, a final list of the Corporation's Shareholders and their interests, as of the date of execution of this Option Agreement;

                    d.  Prepare  by  the  fifteenth  of  each  month   financial
                        statements in accordance with GAAP:

                    e. Executed originals of the Stock Purchase Agreement, Employment Agreements and Stockholders Agreement and all Certificates, required to be delivered by the
                        Corporation at the Closing of the Stock Purchase Agreement including all documents reasonably required to dissolve the Vertical-iNPI LLC and iNetGovernment Services LLC;

                    f. The EmilyTM License Agreement in the form attached hereto as Exhibit C.

         4. Seller's Default. Should the Corporation fail to satisfy any of its obligations under the Stock Purchase Agreement, Vertical shall be entitled to a full refund of its options and repayment of any monies advanced, plus interest.

         5. Miscellaneous.

            5.1 AUTHORITY. Each party hereto represents and warrants that it has full power and authority to enter into this Option Agreement and to perform this Option Agreement in accordance with its terms.

            5.2 GOVERNING LAW. This Option Agreement shall be construed, interpreted and enforced in accordance with the laws of the State of Texas.

            5.3 SUCCESSORS AND ASSIGNS. This Option Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

            5.4 CAPTIONS. The captions of the sections of this Option Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Option Agreement.

            5.5 SEVERABILITY. In the event that any provision of this Option Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

            5.6 AMENDMENT. This Option Agreement may be amended only in writing executed by the parties hereto.

            5.7 ATTORNEY'S FEES. In the event of a dispute the prevailing party shall be entitled to be reimbursed for its legal fees by the other party.

            5.8 CONFLICT. In the event of any conflict between the terms of this Option Agreement and Stock Purchase Agreement and Stockholder's Agreements, the terms of this Option Agreement shall control.


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            5.9  JURISDICTION;  SERVICE OF  PROCESS.  Any  action or  proceeding seeking to enforce any provision of, or based on any right arising out of, this Option Agreement may shall be brought against any of the parties only in the courts of the State of California, County of Los Angeles, or, if it has or can acquire the necessary jurisdiction, in the United States District Court for the Central District of California, and each of the parties consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and irrevocably waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.


         IN WITNESS WHEREOF, the parties have executed this Option Agreement effective as of the day and year first set forth above.

                                           iNET PURCHASING, INC.


                                           By:
                                              ----------------------------------
                                                 Basil Nikas, President

                                           VERTICAL COMPUTER SYSTEMS, INC.


                                           By:
                                              ----------------------------------
                                                 Richard Wade, President


         ACCEPTED AND AGREED:

---------------------------------
Basil Nikas, an individual shareholder
Dated:
      ------------------

         ACCEPTED AND AGREED:

---------------------------------
Robin Mattern, an individual shareholder
Dated:
      ------------------


         ACCEPTED AND AGREED:


---------------------------------
Wayne Savage, an individual shareholder
Dated:
      ------------------




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                                    EXHIBIT A
                           (Stock Purchase Agreement)





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                                    EXHIBIT B
                            (Stockholders Agreement)








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                                    EXHIBIT C
                           (Emily(TM) License Agreement)







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